UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Clyde Avenue

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of Audience, Inc. (the “Company”) was held on June 6, 2013. The following proposals were submitted to a vote of the stockholders and were approved.

Proposal No. 1 — Election of Directors

The stockholders elected seven individuals to serve as directors on the Company’s Board of Directors as set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Peter B. Santos	16,774,444	282,181	2,545,222
Forest Baskett	15,923,372	1,133,253	2,545,222
Marvin D. Burkett	16,714,622	342,003	2,545,222
Barry L. Cox	16,776,520	280,105	2,545,222
Rich Geruson	16,799,630	256,995	2,545,222
Mohan S. Gyani	16,257,903	798,722	2,545,222
George A. Pavlov	16,608,755	447,870	2,545,222

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accountants

The stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2013, as set forth below:

Votes For	19,592,106
Votes Against	9,741
Abstentions	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: June 10, 2013	By:	/s/ Craig H. Factor
	Name:	Craig H. Factor
	Title:	Vice President, General Counsel and Secretary